UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2018

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Unitholders of Archrock Partners, L.P. (the “Partnership”) was held on April 25, 2018 (the “Special Meeting”).  At the Special Meeting, the following matters, set forth in the Partnership’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on March 21, 2018, were voted upon with the results indicated below.

Proposal 1: The Merger Proposal

The  Partnership’s unitholders approved that certain Agreement and Plan of Merger, dated as of January 1, 2018, as amended by Amendment No. 1 thereto, dated as of January 11, 2018, by and among the Partnership, Archrock, Inc. (the “Company”), Amethyst Merger Sub LLC, Archrock General Partner, L.P. and Archrock GP LLC (the “Merger Proposal”).  The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,650,831	1,246,901	4,047,356	—

Proposal 2: Adjournment of the Special Meeting

Because the Partnership’s unitholders approved the Merger Proposal, the vote on the adjournment of the Special Meeting was not called.

Item 8.01                   Other Events.

On April 25, 2018, the Partnership and the Company issued a joint press release announcing the results of the Special Meeting, the annual meeting of the Company’s stockholders and the expected closing date of the merger.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.
By: Archrock General Partner, L.P.,
its general partner

By: Archrock GP LLC,
its general partner

April 25, 2018	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President and General Counsel